                                                                    EXHIBIT 3.29

                            ARTICLES OF INCORPORATION
                                       OF
                                 NEO CORPORATION

                  The undersigned, being of full age, hereby adopts the following Articles of Incorporation for the purpose of forming a corporation under the Minnesota Business Corporation Act, Chapter 302A, Minnesota Statutes:

                                    ARTICLE I

                  The name of the corporation is NEO Corporation.

                                   ARTICLE II

                  The location and post office address of the registered office of the corporation is 414 Nicollet Mail, Minneapolis, Minnesota 55401.

                                   ARTICLE III

                  The total authorized number of shares of the Corporation shall be 1000 shares, all of one class designated as Common Stock.

                                   ARTICLE IV

                  The name of the incorporator is Craig A. Mataczynski, 414 Nicollet Mall, Minneapolis, Minnesota 55401.

                        ARTICLE V ACTION WITHOUT MEETING

                  Any action required or permitted to be taken by the Board of Directors or the shareholders at a meeting may be taken without a meeting by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

                   ARTICLE VI LIMITATION OF DIRECTOR LIABILITY

                  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, except to the extent provided by applicable law for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment

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of an improper dividend or an improper repurchase of the Corporation's stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chapter 302A) or for liability arising under Section 80A.23 of Minnesota Statutes for the unlawful sale of securities; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date this Article V becomes effective. If the Minnesota Business Corporation Act is further amended to authorize the further elimination of limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any amendment to the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of May, 1993.

                                                /s/ Craig A. Mataczynski
                                                --------------------------------

STATE OF MINNESOTA    )
                      )  ss
COUNTY OF HENNEPIN    )

                  On this 26th day of May, 1993, personally appeared before me, Craig A. Mataczynski, to me known to be the person named in the foregoing Articles of Incorporation as the incorporator and executed the foregoing Articles of Incorporation and acknowledged that she executed the same as her own free act and deed for the purpose expressed therein.

                                                        /s/ Joyce A. Garcia
                                                        ------------------------
                                                             Notary Public

                                                        [NOTARY STAMP]

                                       2
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[STATE SEAL]                                   - See instructions on reverse
                                                 side for completing this form.

                               State of Minnesota
                        Office of The Secretary of State

                               NOTICE OF CHANGE OF
                 REGISTERED OFFICE -- REGISTERED AGENT OR BOTH
                                       BY


  Name of Corporation
  NEO Corporation

Pursuant to Minnesota Statutes. Section 302A. 123. 303.10, or 317.19 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office or agent:

F      Agent's      (Fill in this box only if you already have an agent. Do not
R       Name        list the corporate name in this box.)

  ------------------------------------------------------------------------------
O      Address
M  (No. & Street)   414 Nicollet Mall
  ------------------------------------------------------------------------------
    City Minneapolis            County Hennepin      MN        Zip 55401
  ------------------------------------------------------------------------------

      Agent's
       Name
  ------------------------------------------------------------------------------
T     Address       (You may not list a P.O. Box, but you may list a rural route
O  (No. & Street)   and box number.)
                    1221 Nicollet Mall, Suit 700,
  ------------------------------------------------------------------------------
    City MINNEAPOLIS            County HENNEPIN      MN        Zip 55403-2445
  ------------------------------------------------------------------------------

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011.Subd. 3.

                  This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this
                  box:   [                             ]

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

Name of Officer or Other Authorized Agent of Corporation  Signature

Timothy P. Hunstad                                        /s/ Timothy P. Hunstad
                                                          ----------------------
Title or Office
  President                                               Date 4-3-95

        Do not write below this line. For Secretary of State's use only.

Receipt Number                                                   File Data

108132                                                       State of Minnesota
                                                             Department of State
SC. 00014-06 (MINN. - 260 - 7/12/89)                               filed
                                                                Apr. 04 1995

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[STATE SEAL]

                          MINNESOTA SECRETARY OF STATE

                     AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1. Type or print in black ink.

2. There is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Incorporation".

3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change) NEO Corporation

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form O.)

                                   ARTICLE II

The location and post office address of the registered office of the corporation is 901 Marquette Avenue, Suite 2300, Minneapolis, MN 55402-3265.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am [ILLEGIBLE] to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                               /s/ Valorie A. Kandsen
                                               ------------------------
                                               (Signature of Authorized Person)

Name and telephone number of contact person: Kathryn J. Osteraas 612 373-5302
                                             --------------------------------
                                             Please print legibly

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

If you have any questions please contact the Secretary of State's office at (651)296-2803.

RETURN TO:               Secretary of State
                         180 State Office Bldg., 100 Constitution Ave.
                         St. Paul, MN 55155-1299, (651)296-2803

08921340 Rev 10/98